SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by Registrant  /X/
Filed by a Party other than the Registrant  /  /

Check the appropriate box:
/ /      Preliminary Proxy Statement        / /   Confidential, for Use of the
/ /      Definitive Proxy Statement               Commission Only (as permitted)
/X/      Definitive Additional Materials          by Rule 14a-6(e)(2))
/ /      Soliciting Material Pursuant to Section
         240.14a-11(c) or Section 240.14a-12

                              WTD INDUSTRIES, INC.
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                 (Name of Registrant as Specified In Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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/X/     No fee required.
/ /     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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        (2)      Aggregate number of securities to which transaction applies:

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        (3)      Per unit price or other underlying value of transaction
                 computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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        (4)      Proposed maximum aggregate value of transaction:

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        (5)      Total fee paid:
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/ /     Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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
                                 INDUSTRIES Inc.

                                                              September 17, 1997

Dear Shareholder:

         We haven't received your proxy yet!

         Your vote FOR Proposal 3 at the October 7 Annual Meeting is extremely important. We must have your help if we are to protect WTD Industries and all our shareholders from a hostile or cheap takeover bid in the future.

         Without shareholder approval of Proposal 3 which restores voting rights to Quinault Corporation (our new director Larry Black's company), WTD Industries is contractually obligated to opt out of an Oregon law regulating hostile takeovers. Our company would lose vital protection in the event there are future share acquisitions that the company and our shareholders might view as undesirable. We need to preserve that vital protection.

         The majority of shareholders who have voted so far are strongly in favor of Proposal 3. However, we haven't received enough votes to ensure the proposal will be approved. In order to gain shareholder approval at the Annual Meeting and minimize the costs of further proxy solicitation efforts, we urge you to vote your shares now.

                 PLEASE VOTE YOUR PROXY IMMEDIATELY BY TELEPHONE

                     Call the Telephone Proxy Voting Service

                           Toll Free at 1-800-454-8683

                       and follow the simple instructions.

         Even if you have already  mailed in your proxy,  we urge you to confirm
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that your vote has been  received  and counted by calling the Toll Free  number.
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The Telephone  Voting Service will confirm that your shares have been voted when you enter the confidential 12-digit Control Number printed on the upper left side of your proxy form immediately above the three proposals to be voted on at the Annual Meeting.

         Thank you for your prompt assistance.

                                Sincerely yours,


                                /s/Bruce L. Engel
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                                Bruce L. Engel
                                President